Securities and Exchange Commission

                     Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act 1934


                Date of Report October 28, 1997
               (Date of earliest event reported)



                    CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware                     1-9874             94-2213782
(State of other          (Commission File           (IRS Employer
 jurisdiction of                Number)             Identification No.)
 incorporation)



 302 South 36th Street, Suite 400,                 Omaha, NE  68131
             (Address of principal executive offices)        Zip Code




Registrant's Telephone Number, including area code:    (402) 341-4500




                              N/A
 (Former name or former address, if changed since last report)



Item 5.  Other Events

     On October 28, 1997, the Registrant announced that it had closed the sale of $350 million aggregate principal amount of its 7.63% Senior Notes (the "Notes") due 2007. A copy of the press release issued by the Registrant is set forth as Exhibit 1 hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated October 28, 1997

                           SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         CalEnergy Company, Inc.




                               By: \s\ Douglas L. Anderson
                                   Douglas L. Anderson
                                   Assistant General Counsel
                                   and Assistant Secretary





Dated: November 3, 1997